SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2000


                         SIMIONE CENTRAL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


               Delaware                    000-22162             22-3209241
  (State or other jurisdiction of  (Commission File Number)  (IRS Employer
            incorporation)                                   Identification No.)



        6600 Powers Ferry Road
           Atlanta, Georgia                                 30339
    (Address of principal executive                       (Zip Code)
               offices)



        Registrant's telephone number including area code (770) 644-6700

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

     The balance sheet of MCS, Inc. as of December 31, 1999 and 1998, and the related statements of operations, and stockholders' deficit and cash flows for the years ended December 31, 1999 and 1998, together with the related notes and audit report of Grant Thornton, LLP are included herein as Appendix A.

     (b) Pro Forma Financial Information.

     Set  forth  below  are  the  following   unaudited   pro  forma   condensed
consolidated financial statements:

          1.   Introduction  to  Condensed   Consolidated  Pro  Forma  Financial
Statements.

          2. Pro Forma Combining Statement of Operations for the Year Ended December 31, 1999.

          3. Pro Forma Combining Balance Sheet as of December 31, 1999.

                       Unaudited Pro Forma Financial Data

     The following Unaudited Pro Forma Combining Statements of Operations for the year ended December 31, 1999 give effect to the MCS, Inc. and Simione Central Holdings, Inc. reverse merger as if it occurred on January 1, 1999. MCS, Inc. and Simione each prepare its financial statements on the basis of a fiscal year ending on December 31. The following Unaudited Pro Forma Combining Balance Sheet as of December 31, 1999, was prepared as if the Simione/MCS merger occurred on January 1, 1999.

     The Unaudited Pro Forma Combining Statements of Operations and Unaudited Pro Forma Combining Balance Sheet set forth below reflect several material adjustments, including among others, adjustments to reflect the amortization of the portion of the purchase price allocated to goodwill and other intangible assets. The purchase price allocation is preliminary and subject to change. Any changes to the allocation could have a material impact on the Unaudited Pro Forma Combining Financial Statements.

     The Unaudited Pro Forma Combining Financial Statements are derived from the historical financial statements of MCS, Inc. and Simione and the assumptions and adjustments described in the accompanying notes. Simione believes that all adjustments necessary to present fairly such unaudited financial information have been made. The following unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Registrant, which are included in its Form 10-K for the year ended December 31, 1999, and the Form 10/A of MCS, Inc., and the financial statements and the accompanying notes thereto of MCS, Inc. appearing elsewhere in this Report.

     The Unaudited Pro Forma Combining Financial Statements do not purport to represent what Simione/MCS's results of operations actually would have been if the merger had occurred as of such date or what such results will be for any future periods.

                  SIMIONE CENTRAL HOLDINGS, INC. and MCS, Inc.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                  December 31, 1999           Pro-Forma                December 31,
                                                                                                          1999
                                          ----------------------------------------------------------------------------
                                              SCHI           MCS, Inc.       Adjustments*             Consolidated
                                          --------------   ---------------  ---------------         ------------------

                  ASSETS

     Current assets:
       Cash and cash equivalents            $   619,767        $   47,367    $  3,000,000    (a)       $    3,667,134
       Accounts receivable, net               5,252,234         4,328,578      (1,000,000)   (f)            8,580,812
       Prepaid expenses and other
         current assets                         703,638           272,820                -                    976,458
                                          --------------   ---------------  ---------------         ------------------
         Total current assets                 6,575,639         4,648,765        2,000,000                 13,224,404

    Purchased software, furniture and
      equipment, net                          1,338,814         1,097,364                -                  2,436,178
    Intangible assets, net                   17,442,308                                                    27,405,311
                                                                        -
                                                                               (16,838,277)  (c)
                                                                                 2,152,654   (e)
                                                                                24,648,626   (c)

    Other assets                                885,330           949,860         (732,162)  (c)            1,103,028
                                          --------------   ---------------  ---------------         ------------------
         Total assets                       $26,242,091        $6,695,989    $  11,230,841             $   44,168,921
                                          ==============   ===============  ===============         ==================

* See note 2.

See notes to the unaudited pro forma consolidated financial statements.


     LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
       Line of credit                       $   766,526        $         -   $           -             $      766,526

       Accounts payable                       3,001,377          1,137,128               -                  4,138,505

       Accrued compensation expense             357,568            392,512               -                    750,080

       Accrued liabilities                    6,523,009          1,334,377               -                  7,857,386

       Customer deposits                        999,409            419,144               -                  1,418,553

       Unearned revenues                      2,133,025          2,907,980               -                  5,041,005

       Notes payable                          3,000,000                  -      (3,000,000)  (a)                    -
                                          --------------   ---------------- ---------------         ------------------
         Total current liabilities           16,780,916          6,191,141      (3,000,000)                19,972,057

    Accrued liabilities, less current
      portion                                 1,020,512                  -               -                  1,020,512

    Notes payable long-term                   1,600,000                  -        (850,000)  (a)              750,000

    Commitments and contingencies

    Shareholders' equity:
       Preferred stock, $.001 par value;
         10,000,000 shares authorized;            3,035                  -           5,600   (a)

                                                                                    (3,035)  (b)

                                                                                       850   (a)                6,450

       Common stock, $.001 par value;
         20,000,000 shares authorized;            1,756              1,000             490   (d)

                                                                                       607   (b)                3,853

       Additional paid-in capital            51,634,707          1,260,079     (17,570,439)  (c)           21,100,532

                                                                               (45,950,584)  (d)

                                                                                 2,152,654   (e)

                                                                                 5,842,061   (a)

                                                                                     2,427   (b)

                                                                                     1,000   (d)

                                                                                (1,000,000)  (f)

                                                                                24,648,626   (c)

       Stock Warrants                                                            1,000,000   (a)            1,000,000

       Accumulated deficit                  (44,798,835)          (756,231)     45,950,584   (d)              315,518
                                          --------------   ---------------- ---------------         ------------------
         Total shareholders' equity           6,840,663            504,848       15,080,841                22,426,353
                                          --------------   ---------------- ---------------         ------------------

         Total liabilities and
            shareholders' equity            $26,242,091       $  6,695,989   $   11,230,841            $   44,168,921
                                          ==============   ================ ===============         ==================

     See notes to unaudited pro-forma consolidated financial statements

                  SIMIONE CENTRAL HOLDINGS, INC. and MCS, Inc.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                Year Ended December 31, 1999                         Pro-Forma
                                    ----------------------------------------------------    -----------------------------
                                                                 Proforma
                                        SCHI       Carecentric   combined       MCS, Inc.*     Adjustments     Consolidated
                                    -------------  ------------  -------------  -----------    ------------    -------------
Net revenues:
    Software and services           $ 14,692,806   $ 1,097,258   $ 15,790,064   $16,647,477     $        -     $ 32,437,541
    Other                             11,089,949       274,131     11,364,080             -                      11,364,080
                                    -------------  ------------  -------------  -----------    ------------    -------------
        Total net revenues            25,782,755     1,371,389     27,154,144    16,647,477              -       43,801,621

Costs and expenses:
    Cost of revenues                  16,446,560       814,015     17,260,575    10,292,017              -       27,552,592
    Selling, general and
     administrative                   13,345,887     1,594,411     14,940,298     4,306,510              -       19,246,808
    Research and development           3,967,700       836,684      4,804,384     1,321,845              -        6,126,229
    Amortization and depreciation      3,545,713       123,265      3,668,978             -     (2,565,178)(g)
                                                                                                 3,716,036 (h)    4,819,836
    Severance and other
     restructuring charges            (1,140,000)            -     (1,140,000)            -              -       (1,140,000)
                                    -------------  ------------  -------------  -----------    ------------    -------------
         Total costs and expenses     36,165,860     3,368,375     39,534,235    15,920,372      1,150,858       56,605,465
                                    -------------  ------------  -------------  -----------    ------------    -------------
    Loss from operations             (10,383,105)   (1,996,986)   (12,380,091)      727,105     (1,150,858)     (12,803,844)

Other income (expense):
    Interest expense                    (241,943)     (486,756)      (728,699)            -              -         (728,699)
    Interest and other income            203,669             -        203,669        45,072              -          248,741
                                    -------------  ------------  -------------  -----------    ------------    -------------
Net income (loss) before taxes      $(10,421,379)  $(2,483,742)  $(12,905,121)  $   772,177    $(1,150,858)    $(13,283,802)
                                    -------------  ------------  -------------  -----------    ------------    -------------
    Applicable tax expense                     -             -           -          306,638              -                -
                                    =============  ============  =============  ===========    ============    =============
Net  income (loss) from continuing
operations                          $(10,421,379)  $(2,483,742)  $(12,905,121)  $   465,539    $(1,150,858)    $(13,283,802)
                                    =============  ============  =============  ===========    ============    =============

Net loss per share - basic and
  diluted
  From continuing operations        $     (5.95)   $     (4.09)  $      (5.47)  $    465.54                    $      (3.45)
                                    =============  ============  =============  ===========                    =============

Weighted average common shares -
    basic and diluted                  1,750,238       607,000      2,357,238        1,000                        3,853,305
                                    =============  ============  =============  ===========                    =============

     * MCS, Inc.'s 1999 results of operations included Discontinued Operations which are not reflected above.

    See notes to unaudited pro forma consolidated financial statements

                          Notes to Unaudited Pro Forma
                        Consolidated Financial Statements

Note 1.   Basis of Presentation

     The Simione/MCS merger has been accounted for as a purchase transaction of Simione by MCS for financial accounting purposes in accordance with generally accepted accounting principles. Subsequent to the Simione/MCS merger, approximately 39% or 1,489,853 shares of the outstanding common stock of Simione are owned by the former MCS stockholders. Throughout this report the number of shares and the percentage of ownership have been adjusted for a 1 for 5 reverse stock split effected immediately prior to the merger, and the conversion of the Series A Preferred Stock to common stock.

     One of the stockholders, John E. Reed, controls, by virtue of the spin-off of MCS to the stockholders of Mestek and the subsequent merger of MCS with and into Simione, approximately 22% of the common stock on matters to be voted upon by stockholders of Simione. The Series B Preferred Stock issued to Mestek has voting rights equal to 2,240,000 shares of Simione common stock, or approximately 37% of the total voting power. The Series C Preferred Stock, issued to Mestek upon conversion of its promissory note at the closing of the merger, has voting rights equal to 170,000 shares of Simione common stock, or approximately 2.7% of the total voting power. Mr. Reed, through direct share ownership and as trustee under various family trusts, controls approximately 57% of the vote on matters to be voted upon by stockholders of Mestek. This voting power at the Mestek level makes Mr. Reed capable of exercising voting power of the Series B and Series C Preferred Stock at the Simione level. Accordingly, Mr. Reed therefore controls, through his direct and indirect control of 22% of Simione common stock and his indirect control of the Series B and Series C Preferred Stock, approximately 52% of the vote on matters to be voted upon by shareholders of Simione.

     Based upon a series of transactions, specifically the spin-off of MCS from Mestek, the shareholder approval of the Simione/MCS merger, the purchase of the Series B Preferred Stock, the conversion of the promissory note into Series C Preferred Stock, and the subsequent ownership structure, Simione, for accounting purposes only, is considered the accounting acquirer. In addition, as a result of these holdings, Mr. Reed is able to determine the composition of the MCS board designees appointed to the Simione board, and is able to select a 13th director to break a deadlock in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings. In addition, MCS has supplied a large share of the senior management of the combined entity. Accordingly, the assets and liabilities of Simione were revalued in accordance with APB#16, Accounting for Business Combinations, and the historical statements of MCS have become the historical financial statements of Simione.

     The accompanying Unaudited Pro Forma Combining Statement of Operations for the year ended December 31, 1999 gives effect to the Simione/MCS merger (and Simione's merger with CareCentric Solutions, Inc. as described in a previous filing) as if they had occurred at the beginning of the period presented. The purchase price paid and the resulting allocation of the purchase price to intangibles and goodwill, however, continues to reflect the value established at the date of the merger, March 7, 2000. Simione and MCS each prepare their financial statements on the basis of a fiscal year ending on December 31. The following Unaudited Pro Forma Combining Balance Sheet as of December 31, 1999 was prepared as if the Simione/MCS Merger occurred on January 1, 1999. All material transactions between Simione and MCS during the periods presented have been eliminated as a pro forma adjustment. There are no material conforming differences between the accounting policies of MCS and Simione. The pro forma combined provision for income taxes may not represent amounts that would have resulted had MCS and Simione filed consolidated income tax returns during the periods presented.

Note 2. Pro Forma Adjustments

     The pro forma adjustments are based on Simione's estimates of the value of the tangible and identifiable intangible assets acquired. A valuation of the tangible and identifiable intangible assets acquired has been conducted by an independent third-party appraisal company. Under purchase accounting, the total acquisition cost was allocated to Simione's assets and liabilities based on their relative fair values.

     (a) In connection with the Simione/MCS merger, Mestek, the former parent company of MCS, invested $6.0 million (in cash and forgiveness of debt) in Simione in exchange for the following:

          - 5,600,000 shares of Series B Preferred Stock; and

          - A warrant to purchase (on a split adjusted basis) 400,000 shares of Simione common stock at a per share exercise price equal to $10.875 (on a split adjusted basis).

     The fair value of these instruments was estimated by first calculating the value of the warrants and then assigning the remaining value from the $6.0 million in consideration to the preferred stock. The Series B Preferred Stock is not redeemable or convertible. The warrants have no redemption feature. Hence there is no accretion from the difference between the estimated fair market value of the stock warrants at the issue date and their estimated redemption prices over the term of the facility. An independent third party valuation company calculated the fair value of the warrants as of the date of issuance at $1.0 million. The Black-Scholes value model was used in this calculation with the following assumptions:

Dividend yield........................................................    0
Expected volatility...................................................   75%
Risk-free interest rate at the date of grant..........................  5.8%
Expected life......................................................... 3 year

     In addition to the $6.0 million consideration described above, non-cash consideration consisted of approximately 8,743,100 shares (100% of the outstanding shares) of MCS common stock. The MCS stock was exchanged for approximately 1,489,853 shares (on a split adjusted basis) of Simione common stock. See note (c) for discussion about the calculation of the value of intangible assets in this reverse acquisition.

     (b) The Series A Preferred Stock was converted into 606,904 shares of Simione common stock on a share-for-share basis (effected for the 1 for 5 reverse stock split) upon the approval of the conversion by a majority of the Simione common stockholders on March 7, 2000. For pro forma purposes, we have assumed the Series A Preferred Stock was converted into Simione common stock January 1, 1999.

     (c) For financial accounting purposes, the Simione/MCS merger is accounted for as if MCS has acquired Simione. Accordingly, the assets and liabilities of Simione were revalued, and the historical financial statements of MCS have become the historical financial statements of the registrant.

     In a reverse acquisition, the fair value of the issuing company's common shares is recognized, together with adjustments necessary to reflect the issuing company's net tangible and identifiable intangible assets at their fair value with any remainder assigned to goodwill. The total intangibles was determined based upon the following calculation:

                                                                   Simione/MCS
                                                                      MERGER
                                                           ---------------------
PURCHASE ACCOUNTING:
Simione common stock                                               1,756,545.80
Value per share                                                  $       7.1165
                                                           ---------------------
     Total value of Simione common stock                         $   12,500,458

Net tangible liabilities assumed                                     12,148,168
Acquisition Costs                                                     2,152,654
                                                           ---------------------
     Total intangibles                                           $   26,801,280
                                                           =====================

     The impact of the $6 million Series B Preferred Stock and warrant investment is considered in the calculation of net tangible liabilities assumed. The exercise price and number of shares subject to outstanding Simione stock options have been adjusted to reflect the reverse stock split; otherwise these stock options remain unchanged. Since all option exercise prices are significantly above Simione's current market price, these options have been assigned a value of zero in the transaction.

     The value per share of Simione common stock was determined based on the weighted average per share price on the Nasdaq National Market System for the 5 days before and after March 7, 2000, the date of the merger.

     Intangible assets of $26.8 million acquired have been allocated to specific identifiable elements and related useful lives determined based upon an assessment by an independent third party valuation services company. The identifiable intangible assets are comprised of developed technology, assembled workforce, customer base and goodwill. The table below is a summary of the estimated amounts allocated to the long-lived assets acquired and useful lives:

SIMIONE -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED



Developed technology..........................   8 Years   $10.7 million
Assembled workforce...........................   5 Years     2.3 million
Customer Base.................................   9 Years     1.7 million
Goodwill......................................   7 Years    12.1 million
                                                           -------------
                                                           $26.8 million
                                                           -------------

     (d) Adjustment to reflect the elimination of common stock, additional paid-in capital, and accumulated deficit account balances of Simione and to adjust common shares to 3,853,305 (on a split adjusted basis) shares at par value of $.001.

     (e) Represents estimated acquisition expenses of approximately $2.2 million related to the Simione/MCS merger considered in the purchase price.

     (f) Represents estimated additional allowance for bad debt related to Simione's accounts receivable at March 7, 2000.

     (g) Adjustment to reflect the amortization expense of identifiable intangible assets acquired in the CareCentric merger. Upon the Simione/MCS merger, these intangible assets were eliminated and revalued in accordance with the process described in note(c).

     For the CareCentric merger, non-cash consideration consisted of 606,904 shares of Simione Series A Preferred Stock valued at $12.90. The guaranteed value of $15.00 per common share of Simione stock after the fourth quarter of 2000 has been discounted to the purchase date, using an incremental borrowing rate of 10%. The discounted value as of the acquisition is $12.90 per share and coincides with the average fair market value of Simione common stock as traded just prior to the announcement of the acquisition. Simione's stock value has not exceeded this floor subsequent to the announcement of the merger. If Simione common stock does not meet the guaranteed value, Simione is required to issue up to an additional 606,904 shares of common stock to these stockholders to the extent of the price deficiency or pay the cash equivalent.

     (h) Adjustment to reflect the amortization expense of identifiable intangible assets acquired in the Simione/MCS merger. These assets are being amortized over periods ranging from 5 to 9 years. The estimated annual amortization charge to operations related to intangible assets approximates $3.7 million.

     (c) Exhibits.

Exhibit
Number            Description
--------          -----------

23.1              Consent of Grant Thornton LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SIMIONE CENTRAL HOLDINGS, INC.



Date:  May 18, 2000         By: /s/ Steve Shea
                                -------------------------
                                    Steve Shea
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number            Description
--------          -----------

23.1              Consent of Grant Thornton LLP